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                                                                   EXHIBIT 10.2
[LOGO OF PREMIER ANESTHESIA]


January 19, 1994


Mr. Terrence P. Schuck
8795 Willowbrae Lane
Roswell, GA 30076

Dear Terry:

This letter will serve as an offer of employment with Premier Anesthesia. Below are the terms and conditions which will outline our agreement.

Position:                 Executive Vice President
                          Chief Information Officer

Reports to:               CEO

Salary:                   $100,000.00

Bonus: 10-25% based upon mutually acceptable performance criteria. (to be mutually developed by 4-1-94)

Options: *50,000 shares 10,000 vested immediately vested over 40,000 5 years (accelerated if guidelines met).

                          Additional options will be given in future at discretion of CEO

Benefits:                 Executive level (Exhibit A attached)



- ---------------
* Contingent upon Option Committee approval.

1100 Ashwood Parkway           Suite 200                 Atlanta, Georgia 30338
                 (404) 668-9330          FAX: (404) 390-3801
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Mr. Terrence P. Schuck
Page -2-
02/04/94

Expenses:                 Company will pay all out-of-pocket expenses related
                          to travel, phones, etc. expended by T.S. on behalf of his duties at Company.

Responsibilities:         To develop and implement a strategic company-wide
                          information system plan that provides the Company with a strategic tactical and operational competitive advantage.

Start Date:               On or before March 1, 1994.

Non-solicitation:         T.S. agrees to sign confidentiality and non-
                          solicitation of employees and clients agreement.

Indemnity:                Company will indemnify T.S. from all liability
                          arising from duties as an officer of the Company.

Termination:

   For Cause:             30 days, if gross misconduct, convicted or breach
                          of agreement or insubordination.

   Income Protection:     Company will provide 90 days of income protection
                          if terminated within the first year.

                          Company will provide 6 months of income protection after the first year, if T.S. is terminated for no cause. (Income Protection defined as salary continuation, minus income derived from other sources of employment or consulting.) T.S. agrees to use best effort to interview for other employment.

If the above is agreeable, then please initial below. I look forward to a long and mutually-rewarding relationship.

Sincerely,                                  Agreed to:


/s/ Richard L. Jackson                      Terrence P. Schuck
Richard L. Jackson                          -----------------------     2/5/94
Chairman and CEO